SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                   _______________________

                          FORM 8-K
                   _______________________


                       CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


  Date of Report (Date of earliest event reported) June 26, 1996
                                                   -------------


                    TELEMUNDO GROUP, INC.
   (Exact name of registrant as specified in its charter)



Delaware                        0-16099             13-3348686
- --------                        -------             ----------
(State or other jurisdiction    (Commission         (IRS Employer
of incorporation)               File Number)        Identification No.)



2290 West 8th Avenue, Hialeah, Florida               33010
- --------------------------------------               -----
(Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code: (305) 884-8200
                                                    --------------







Item 2.        Acquisition or Disposition of Assets
               ------------------------------------

Since July 1994, Telemundo Group, Inc. (the "Company"), through Telemundo News Network, Inc. ("TNNI"), a wholly-owned subsidiary of the Company, had held a 42% interest in Telenoticias del Mundo, L.P. ("TeleNoticias"), an international Spanish-language news service. On June 26, 1996, TNNI acquired the remaining 58% interest in TeleNoticias from its former partners for approximately $5.1 million (the "Purchase"). Contemporaneous with the Purchase, the Company sold substantially all of the assets and certain liabilities of TeleNoticias to CBS Inc. ("CBS") (the "Sale"). The total consideration for the Sale was $5.0 million in cash and a $1.25 million note from CBS, which bears no interest and is payable five years after the closing date, which for financial statement purposes will be recorded at its present value of approximately $750,000. The consideration for the Sale is subject to certain post-closing adjustments, as set forth in the Asset Purchase Agreement dated as of June 26, 1996, by and among TeleNoticias, the Company and CBS, a copy of which is attached as an exhibit to this filing. Of the cash consideration paid by CBS, $1.0 million is being held in escrow as a reserve for such post-closing adjustments. These transactions, when combined with the Company's net investment in TeleNoticias, comprising capital contributions and advances made and losses recognized in the operations of TeleNoticias through the Sale, are expected to result in a GAAP loss of approximately $2.4 million which will be reported in the Company's Form 10-Q for the quarter ended June 30, 1996.

In addition, the Company (and certain of its subsidiaries) and CBS entered into a number of agreements relating to news activities, including an agreement under which CBS will produce the Company's nightly national and international newscasts for a period of five years at a cost which is less than the license fee which the Company had paid to TeleNoticias for such newscasts. The Company also entered into other agreements including the rental of the TeleNoticias studio facility to CBS, the provision of certain technical and other services by the Company to CBS, and the provision of certain other news services by CBS to the Company. These agreements will generate net expense savings and additional sources of income for the Company, some of which will be reinvested in ongoing operations, including programming and promotion initiatives. As a result of such reinvestment, the net impact from the agreements on the Company's 1996 operating results is not expected to be material.

In connection with the Purchase, all outstanding disputes among TNNI and its former partners were resolved, including the dismissal of the October 16, 1995 legal action commenced by TNNI in New York State Court relating to certain corporate governance and other issues.

A copy of the press release announcing such transaction is attached as Exhibit 99(a).

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits
          ------------------------------------------------------------------

     (b)  Pro Forma Financial Information:
          -------------------------------

          The Company accounted for its investment in TeleNoticias using the equity method. As a result of the Sale, the Company will no longer have an "Investment in and receivable from TeleNoticias" on its Consolidated Balance Sheets, which was $1,123,000 at March 31, 1996 and $1,751,000 at
          December 31, 1995. The Sale will also eliminate the Company's "Net loss from investment in TeleNoticias" on its Consolidated Statements of Operations, which loss was $1,499,000 for the three months ended March 31, 1996 and $6,355,000 for the year ended December 31, 1995.

     (c)  Exhibits:
          --------

          Included as part of this Form 8-K are the exhibits listed on the Exhibit Index appearing on page 5.




                         SIGNATURES


     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               TELEMUNDO GROUP, INC.
                                    (Registrant)



Date:  July 11, 1996           By: /s/ Peter J. Housman II
                                   -----------------------
                                   Peter J. Housman II
                                   Chief Financial Officer and Treasurer




                        EXHIBIT INDEX



Exhibit
- -------
Number         Description
- ------         -----------

2(a) Asset Purchase Agreement, dated as of June 26, 1996, by and among Telenoticias del Mundo, L.P., Telemundo Group, Inc. and CBS Inc.

99(a)          Press release issued June 27, 1996.